Calculation of Filing Fee Tables
S-4
FIRST FINANCIAL BANCORP /OH/
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common shares, no par value	Other			$ 154,637,013.98	0.0001531	$ 23,674.93
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 154,637,013.98		$ 23,674.93
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 23,674.93
Offering Note
[1]	The amount in the "Amount Registered" column represents the estimated maximum number of common shares, no par value, of First Financial Bancorp. ("First Financial" and such shares, the "First Financial common shares") to be issued upon the completion of the transactions contemplated by the Agreement and Plan of Merger, dated as of August 11, 2025, by and among First Financial and BankFinancial Corporation. ("BankFinancial") (as may be amended, the "merger agreement" and such transactions contemplated thereby, the "merger") and is based upon the product of (x) the maximum number of shares of common stock, no par value per share ("BankFinancial common stock"), outstanding as of September 22, 2025 or issuable or that may be assumed or exchanged in connection with the merger, collectively equal to 12,460,678, multiplied by (y) the exchange ratio of 0.480 First Financial common shares for each share of BankFinancial common stock. Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act") and calculated in accordance with Rules 457(c) and 457(f)(1) promulgated thereunder. The aggregate offering price is (i) the average of the high and low prices ($12.31 and $12.51, respectively) of BankFinancial common stock as reported on the Nasdaq Stock Market LLC on September 22, 2025 ($12.41 multiplied by (ii) the estimated maximum number of shares of BankFinancial common stock to be converted in the merger (12,460,678). Calculated by multiplying the estimated aggregate offering price of securities to be registered by 0.00015310.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A